FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/25/2024

Work Order Item Number:	W2024092500935-3954924
Filing Number:	20244353259
Filing Type:	Amended and Restated Articles
Filing Date/Time:	9/20/2024 4:21:00 PM
Filing Page(s):	6

Indexed Entity Information:

Entity ID: E0579952005-0

Entity Name: Rivulet Entertainment Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
PARACORP INCORPORATED*
318 N CARSON ST #208, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0579952005-0
FVAguilar	Filing Number 20244353259
Secretary of State State Of Nevada	Filed On 9/20/2024 4:21:00 PM
	Number of Pages 6

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Rivulet Entertainment, Inc. Entity or Nevada Business Identification Number (NVID): NV20051441934
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	[X] Certificate to Accompany Restated Articles or Amended and Restated Articles [ ] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. [X] Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	[X] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) [ ] incorporators [X] board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	[ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Or [ ] No action by stockholders is required, name change only.
	[ ] Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: [ ] The entity name has been amended. [ ] Dissolution [ ] The purpose of the entity has been amended. [ ] Merger [ ] The authorized shares have been amended. [ ] Conversion [ ] Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) 5.3(1), 5.3(2), 5.3(3) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] President Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

RESOLUTION OF
AMENDED AND RESTATED ARTICLES OF
Rivulet Entertainment, Inc.

The undersigned, Walter Geldenhuys, sole director and President of the Company certifies as follows:

That the Board of Directors of the Company, consisting of Walter Geldenhuys adopted the following Resolutions on September 18, 2024;

RESOLVED it is in the best interest of the Company to create a newly designated Series of Preferred Stock (par value $0.001), and the designation shall be as follows:

5.3 (1) Series A Preferred Stock. The number of Series A Preferred Stock (par value $0.001) shall be Ten Million (10,000,000). Each series of shares of Series A Preferred Stock:

(a) are without voting powers on any matter presented to the Common stockholders of the Company for their action or consideration. Series A Stockholders are entitled to vote on matters relating to modifications, adjustments, waivers, or other changes or matters relating to Series A Stock. Each Series A Stock share shall have one (1) vote on matters relating to Series A Stock.

(b) may be subject to redemption at such time or times and at such prices as determined by the Board of Directors

(c) are entitled to receive dividends (which may be cumulative or non-cumulative) at 10% per annum payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e) are not convertible

(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same Series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

5.3 (2) Series B Preferred Stock The number of Series B Preferred Stock (par value $0.001) shall be Ten Million (10,000,000).

Each series of shares of Series B Preferred Stock:

(a) are entitled to vote on any matter presented to the Common stockholders of the Company for their action or consideration. Each share of Series B preferred shall have twenty-Five (25) votes. Series B Stockholders are also entitled to vote on matters relating to modifications, adjustments, waivers, or other changes or matters relating to Series B Stock. Each Series B Stock share shall have one (1) vote on matters relating to Series B Stock.

(b) may be subject to redemption at such time or times and at such prices as determined by the Board of Directors

(c) are not entitled to receive dividends;

(d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e) shall have the right to convert any or all of the Holder's Series B Stock into 25 fully paid and non-assessable shares of Common Stock for each share of Series B Preferred stock.

(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any

other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same Series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

5.3 (3) <u>Series C Preferred Stock</u> The number of Series C Preferred Stock (par value $0.001) shall be Two Million Five Hundred Thousand (2,500,00) with a face value of $0.60 per share.

Each series of shares of Series C Preferred Stock:

(a) shall be entitled to vote on any matter presented to the Common stockholders of the Company for their action or consideration. Each share of Series C preferred shall have one (1) vote. Series C Stockholders are also entitled to vote on matters relating to modifications, adjustments, waivers, or other changes or matters relating to Series C Stock. Each Series B Stock share shall have one (1) vote on matters relating to Series C Stock.

(b) may be subject to redemption at such time or times and at such prices as determined by the Board of Directors

(c) are entitled to receive dividends of 10% per annum;

(d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e) shall have the right to convert any or all of the Holder's Series C Stock into one (1) fully paid and non-assessable share of Common Stock for each share of Series C Preferred stock and Series C Preferred shares shall automatically convert on the one for one basis after five (5) years from the date of purchase.

(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same Series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

FURTHER RESOLVED that the designation of Series A as approved on October 19, 2023 is hereby amended as above stated.

FURTHER RESOLVED that Amended and Restated Articles of Incorporation be filed with the Nevada Secretary of State.

FURTHER RESOLVED that Pacific Stock Transfer be designated as the transfer agent for the Company's preferred stock.

DATED this 18th day of September 2024

By: ______________________

Walter Geldenhuys, President